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                                                                    EXHIBIT 3.02



                          CERTIFICATE OF LIMITED PARTNERSHIP
                                          OF
                       MORGAN STANLEY TANGIBLE ASSET FUND L.P.


The undersigned, in order to form a limited partnership under and pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act, hereby certifies as follows:

                   FIRST.    NAME OF LIMITED PARTNERSHIP.  The name of the
              limited partnership is Morgan Stanley Tangible Asset Fund L.P. (the "Partnership").

                   SECOND.   REGISTERED OFFICE AND AGENT.  The address of the
              Partnership's registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Partnership's registered agent is The Corporation Trust Company.

                   THIRD.  GENERAL PARTNER.  The name and mailing address of
              the sole general partner of the Partnership is Demeter Management Corporation, Two World Trade Center, 62nd Floor, New York, New York 10048.


              IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership on July 31, 1997.


                             DEMETER MANAGEMENT CORPORATION,
                              General Partner



                             By: /s/ Mark J. Hawley
                                -----------------------
                                  Mark J. Hawley
                                  President